As Filed with the Securities and Exchange Commission on June 29, 2000

                                                    Registration No. 333-35306
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                        Post-Effective Amendment No. 1
                                  on Form S-8
                                      to
                                   Form S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                               24/7 MEDIA, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                  13-3995672
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 1250 Broadway
                           New York, New York 10001
                   (Address of Principal Executive Offices)

       Exactis.com, Inc. 1996 Stock Option Plan, Exactis.com, Inc. 1997 Stock Option Plan, Exactis.com, Inc. 1999 Equity Incentive Plan and
             Exactis.com, Inc. 1999 Employee Stock Purchase Plan

                                DAVID J. MOORE
                            Chief Executive Officer
                               24/7 Media, Inc.
                                 1250 Broadway
                           New York, New York 10001
                                (212) 231-7100
 (Name, address and telephone number, including area code, of agent for service)



                            ----------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 Proposed          Proposed
                                                                 maximum           maximum
                                                              offering price      aggregate
                Title of                      Amount to            per             offering          Amount of
       securities to be registered        be registered(1)        share             price        registration fee
----------------------------------------- ----------------    --------------    -------------    ----------------
Common Stock, par value $0.01 per share.. 2,051,410 shares          (2)               (2)               (2)
===================================================================================================================

(1) This Post-Effective Amendment No. 1 on Form S-8 to Form S-4 covers shares of 24/7 Media, Inc. common stock, par value $0.01 per share, originally registered on the Registration Statement on Form S-4 to which this Amendment relates.

(2) Not applicable. All filing fees payable in connection with the registration of there securities were paid in connection with the filings of the Registration Statement on Form S-4 on April 20, 2000 and May 25, 2000, to register 8,161,530 shares of 24/7 Media, Inc. common stock, par value $0.01 per share, issuable to stockholders of Exactis.com, Inc., including the 2,051,410 shares which may be issued pursuant to the Plans referred to above. See "Introductory Statement".


==============================================================================

                            INTRODUCTORY STATEMENT

          24/7 Media, Inc. ("24/7 Media" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-35306) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Post-Effective Amendment" or the "Registration Statement") relating to the sale of up to 2,051,410 shares of common stock, par value $0.01 per share, of 24/7 Media ("24/7 Media Common Stock") issuable in connection with options, shares or rights to acquire shares, granted under the Exactis.com, Inc. 1996 Stock Option Plan, Exactis.com, Inc. 1997 Stock Option Plan, Exactis.com, Inc. 1999 Equity Incentive Plan and Exactis.com, Inc. 1999 Employee Stock Purchase Plan (collectively, the "Plans").

          On June 28, 2000, 24/7 Media and Exactis.com, Inc., a Delaware corporation ("Exactis.com"), consummated a merger (the "Merger") whereby a wholly owned subsidiary of 24/7 Media merged with and into Exactis.com pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 29, 2000. As a result of the Merger, Exactis.com became a wholly owned subsidiary of 24/7 Media. Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of Exactis.com common stock (other than shares owned by 24/7 Media or Exactis.com or their subsidiaries), par value $0.01 per share ("Exactis.com Common Stock"), was converted into the right to receive 0.60 shares of 24/7 Media Common Stock.

          In addition, each outstanding option granted pursuant to the Plans will no longer be settled in shares of Exactis.com Common Stock, but instead will be settled on the same terms and conditions as were applicable immediately prior to consummation of the Merger in that number of shares of 24/7 Media Common Stock (rounded down to the nearest whole share) equal to (x) the number of shares of Exactis.com Common Stock which would have been delivered pursuant to such stock-based award multiplied by (y) 0.60, at an exercise price per share of 24/7 Media Common Stock (rounded up to the nearest tenth of a cent) equal to (A) the exercise price per share of such Exactis.com Common Stock immediately prior to the completion of the Merger divided by (B)
0.60. Each outstanding option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Merger.

          The Post-Effective Amendment relates to the offer and sale after the Merger of 24/7 Media Common Stock pursuant to the Plans.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          24/7 Media hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) 24/7 Media's Annual Report on Form 10-K for the year ended December 31, 1999;

          (b) 24/7 Media's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

          (c) The description of 24/7 Media Common Stock contained in 24/7 Media's Registration Statement filed on Form S-1 (Registration No. 333-70857), including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by 24/7 Media pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Form S-4 which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the 24/7 Media Common Stock being offered hereby has been passed upon by Cravath, Swaine & Moore. Cravath, Swaine & Moore from time to time acts as counsel for 24/7 Media.

Item 6.   Indemnification of Directors and Officers.

          Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

          Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

          Article Ninth of the Registrant's certificate of incorporation permits indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, because that person is or was serving as a director or officer of the Registrant or was serving at the request of the Registrant as a director or officer of any other enterprise.

          The foregoing statements are subject to the detailed provisions of
Section 145 of the Delaware Corporation Law and Article Ninth of the certificate of incorporation of the Registrant.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on
June   , 2000.

                                  24/7 MEDIA, INC.


                                  By: /s/ DAVID J. MOORE
                                      --------------------------------
                                      Name: David J. Moore
                                      Title:   Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                    Title                       Date


  /s/ DAVID J. MOORE         Chief Executive Officer      June 29, 2000
--------------------------   and Director
David J. Moore               (Principal Executive
                             Officer)


          *                  Chairman of the Board        June 29, 2000
--------------------------

R. Theodore Ammon


          *                  Executive Vice               June 29, 2000
--------------------------   President and Director
Jacob I. Friesel


          *                  Director                     June 29, 2000
--------------------------
John F. Barry


          *                  Director                     June 29, 2000
--------------------------
Arnie Semsky

          *                  Director                     June 29, 2000
--------------------------
Charles W. Stryker, PH.D.

          *                  Executive Vice               June 29, 2000
--------------------------   President, Treasurer &
C. Andrew Johns              Chief Financial Officer
                             (Principal Financial
                             Officer)


          *                  Senior Vice President        June 29, 2000
--------------------------   and Controller
Stuart D. Shaw               (Principal Accounting
                             Officer)

*By: /s/ DAVID J. MOORE
     ---------------------
     Attorney-In-Fact

                                                                             8
                                 EXHIBIT INDEX

Exhibit
Number                 Description

4.1 Amended and Restated Certificate of Incorporation of 24/7 Media (filed as Exhibit 3.1 to 24/7 Media's Registration Statement on Form S-1 (Registration No. 333-56085))*

4.2 By-laws of 24/7 Media (filed as Exhibit 3.2 to 24/7 Media's Registration Statement on Form S-1 (Registration No. 333-56085))*

5.1 Opinion of Cravath, Swaine & Moore regarding legality of securities being registered

23.1          Consent of Cravath, Swaine & Moore (included in Exhibit 5.1)

23.2          Consent of KPMG LLP

24.1          Powers of Attorney (included on Signature Page)


--------------------
* Incorporated by reference.